                                                                   EXHIBIT 10.15



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                                 LOAN AGREEMENT


                           Dated as of June 27, 1997


                                    Between

                              MALIBU CENTERS, INC.

                                  as Borrower


                                      and


                       NOMURA ASSET CAPITAL CORPORATION,
                                   as Lender




================================================================================

                               TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.1         Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2         Principles of Construction . . . . . . . . . . . . . . . . . . .  11

II.      GENERAL TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 2.1         Loan Commitment; Disbursement to Borrower  . . . . . . . . . . .  11
                 2.1.1       The Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.1.2       Disbursement to Borrower . . . . . . . . . . . . . . . . . . . .  12
                 2.1.3       The Note . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.2         Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.3         Loan Prepayment  . . . . . . . . . . . . . . . . . . . . . . . .  12
                 2.3.1       Repayment and Prepayment . . . . . . . . . . . . . . . . . . . .  12
                 2.3.2       Mandatory Prepayments  . . . . . . . . . . . . . . . . . . . . .  12
                 2.3.3       Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.4         Release of Properties  . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.5         Assumption of Loan . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.6         Interest and Principal . . . . . . . . . . . . . . . . . . . . .  14
                 2.6.1       Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 2.6.2       Default Rate . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.7         Payments and Computations  . . . . . . . . . . . . . . . . . . .  14
                 2.7.1       Making of Payments . . . . . . . . . . . . . . . . . . . . . . .  14
                 2.7.2       Computations . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 2.7.3       Late Payment Charge  . . . . . . . . . . . . . . . . . . . . . .  15

III.     CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.1         Conditions Precedent to Closing  . . . . . . . . . . . . . . . .  15

IV.      REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 4.1         Borrower Representations . . . . . . . . . . . . . . . . . . . .  18
         Section 4.2         Survival of Representations  . . . . . . . . . . . . . . . . . .  27

V.       AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.1         Borrower Covenants . . . . . . . . . . . . . . . . . . . . . . .  27

VI.      NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 6.1         Borrower's Negative Covenants  . . . . . . . . . . . . . . . . .  32

VII.     CASUALTY; CONDEMNATION; ESCROWS  . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.1         Insurance; Casualty and Condemnation . . . . . . . . . . . . . .  36
                 7.1.1       Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 7.1.2       Casualty and Application of Proceeds . . . . . . . . . . . . . .  38

                 7.1.3       Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.2         INTENTIONALLY DELETED  . . . . . . . . . . . . . . . . . . . . .  42

         Section 7.3         Tax and Insurance Escrow Fund  . . . . . . . . . . . . . . . . .  42
         Section 7.4         INTENTIONALLY DELETED  . . . . . . . . . . . . . . . . . . . . .  43

VIII.    DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 8.1         Event of Default . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 8.2         Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 8.3         Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . .  46

IX.      INTENTIONALLY DELETED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

X.       INTENTIONALLY DELETED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

XI.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 11.1        Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 11.2        Lender's Discretion  . . . . . . . . . . . . . . . . . . . . . .  47
         Section 11.3        Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 11.4        Modification; Waiver in Writing  . . . . . . . . . . . . . . . .  49
         Section 11.5        Delay Not a Waiver . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 11.6        Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 11.7        Trial by Jury  . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 11.8        Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 11.9        Severability . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 11.10       Preferences  . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 11.11       Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 11.12       Remedies of Borrower . . . . . . . . . . . . . . . . . . . . . .  53
         Section 11.13       Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 11.14       Exhibits and Schedules Incorporated  . . . . . . . . . . . . . .  54
         Section 11.15       Offsets, Counterclaims and Defenses  . . . . . . . . . . . . . .  54
         Section 11.16       No Joint Venture or Partnership; No Third Party Beneficiarie4  .  53
         Section 11.17       Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 11.18       Waiver of Counterclaim   . . . . . . . . . . . . . . . . . . . .  55
         Section 11.19       Conflict; Construction of Documents; Reliance. . . . . . . . . .  55
         Section 11.20       Brokers and Financial Advisors . . . . . . . . . . . . . . . . .  55
         Section 11.21       Prior Agreements . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 11.22       Indemnification Against Tax  . . . . . . . . . . . . . . . . . .  56


                                   SCHEDULES

Schedule I       -        Initial Deposits

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT, dated as of June 27, 1997 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), is between NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation, having an address at Two World Financial Center, Building B, New York, New York 10281 ("LENDER"), and MALIBU CENTERS, INC., a Delaware corporation, having an address at c/o The Hampstead Group, Texas Commerce Tower, 2200 Ross Ave., Suite 4200-W, Dallas, Texas 75201 ("BORROWER").

         All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

                              W I T N E S S E T H:

         WHEREAS, Borrower desires to obtain the Loan from Lender; and

         WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents.

         NOW, THEREFORE, in consideration of the making of the Loan by Lender to Borrower and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

         I.      DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                 SECTION 1.1      DEFINITIONS.

                 For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

                 "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

                 "ALTA" shall mean American Land Title Association, or any successor thereto.

                 "APPLICABLE INTEREST RATE" shall mean a rate per annum equal
to LIBOR plus   350 basis points.  The Applicable Interest Rate for each
one-month interest period shall be determined monthly on the Determination Date immediately preceding such interest period.

                 "ASSIGNMENT OF AGREEMENTS" shall mean collectively the California Assignment of Agreements and the Texas Assignment of Agreements.

                 "ASSIGNMENT OF LEASES" shall mean collectively the California Assignment of Leases and the Texas Assignment of Leases.

                 "AWARD" shall have the meaning set forth in Section 7.1.3(b).

                 "BASIC CARRYING COSTS" shall mean, with respect to each of the Properties, the aggregate sum of the following costs associated with each of the Properties for the relevant Fiscal Year or payment period: (i) real property taxes with respect to each of the Properties and (ii) insurance premiums with respect to each of the Properties.

                 "BORROWER" shall mean Malibu Centers, Inc., a Delaware corporation, together with its successors and assigns.

                 "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

                 "CALIFORNIA ASSIGNMENT OF AGREEMENTS: shall mean, with respect to the California Property, that certain first priority Assignment of Agreements, Permits and Contracts dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Property Management Agreement and all other licenses, permits and contracts necessary for the use and operation of the California Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "CALIFORNIA ASSIGNMENT OF LEASES" shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of the California Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "CALIFORNIA ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental and Hazardous Substance Indemnification Agreement concerning the California Property dated as of the date hereof, executed by Borrower in connection with the Loan for the benefit of Lender.

                 "CALIFORNIA IMPROVEMENTS" shall have the meaning set forth in the California Mortgage with respect to the California Property

                 "CALIFORNIA MORTGAGE" shall mean that certain first priority Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of the date hereof, executed and delivered by Borrower as security for the Loan made to Borrower and encumbering the California Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "CALIFORNIA PROPERTY" shall mean the real property and the improvements thereon and the personal property owned by Borrower and encumbered by the California Mortgage, together with all rights pertaining to such property and improvements, as more particularly described in the granting clauses of the California Mortgage and referred to therein as the "Mortgaged Property."

                 "CALIFORNIA PREMISES" shall have the meaning set forth in the granting clause of the California Mortgage with respect to the California Property.

                 "CALIFORNIA TITLE INSURANCE POLICY" shall mean the ALTA mortgagee title insurance policy in the form (acceptable to Lender) issued with respect to the California Property and insuring the lien of the California Mortgage encumbering the California Property.

                 "CASUALTY" shall have the meaning specified in Section
7.1.1(d).

                 "CASUALTY/CONDEMNATION INVOLUNTARY PREPAYMENTS" shall have the meaning set forth in Section 2.3.2.

                 "CENTERS GUARANTY" shall mean that certain guaranty executed by Borrower guarantying any and all Obligations (as defined in the MEI Loan Agreement) under the MEI Loan Agreement and secured by the Mortgages and the other Loan Documents.

                 "CLOSING DATE" shall mean the date of the funding of the Loan.

                 "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                 "CONDEMNATION" shall have the meaning set forth in Section 7.1.3(a).

                 "CONDEMNATION PROCEEDS" shall mean any Award in respect of any Condemnation.

                 "CONDEMNATION RESTORATION" shall have the meaning set forth in
Section 7.1.3(c).

                 "CONSENT AND SUBORDINATION OF PROPERTY MANAGER" shall mean that certain Consent and Agreement of Manager and Subordination of Management Agreement, executed by the Property Manager, in favor of Lender.

                 "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages or any other Loan Document.

                 "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and interest payments due and payable under the Note.

                 "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

                 "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum (adjusted monthly on each Determination Date) equal to the Applicable Interest Rate plus 500 basis points; provided, however, in no event shall such rate exceed the maximum rate permitted by applicable law.

                 "DETERMINATION DATE" shall mean the date which is two Eurodollar Business Days prior to the first day of a calendar month.

                 "ENVIRONMENTAL INDEMNITIES" shall mean collectively the California Environmental Indemnity and the Texas Environmental Indemnity.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "EURODOLLAR BUSINESS DAY" shall mean a Business Day on which banks in the City of London, England, are open for interbank or foreign exchange transactions.

                 "EVENT OF DEFAULT" shall have the meaning set forth in Section 8.1(a).

                 "FISCAL YEAR" shall mean each twelve month period commencing on January 1 and ending on December 31 during the term of the Loan.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America.

                 "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                 "IMPROVEMENTS" shall mean collectively the California Improvements and the Texas Improvements.

                 "INDEPENDENT" shall mean, when used with respect to any Person, a Person who (a) is in fact independent, (b) does not have any direct financial interest in Borrower, or in any Affiliate of Borrower or any Affiliate of any constituent partner, shareholder, member or beneficiary of Borrower, and (c) is not connected with Borrower or any Affiliate of Borrower or any Affiliate of any constituent partner, shareholder, member or beneficiary of Borrower as an officer, employee, promoter, underwriter, trustee, partner, member, director (other than an Independent Director of an Affiliate of Borrower) or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be provided, such opinion or certificate shall state that the Person executing the same has read this definition and is Independent within the meaning thereof.

                 "INDEPENDENT DIRECTOR" shall have the meaning set forth in
Section 4.1(dd)(xvi).

                 "INSURANCE PREMIUMS" shall have the meaning set forth in
Section 7.1.1(c) hereof.

                 "INSURANCE PROCEEDS" shall mean all proceeds received under insurance policies required to be maintained by Borrower.

                 "LEASE" shall mean any lease (or, to the extent of the interest therein of Borrower, any sublease or sub-sublease), letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any person is granted a possessory interest in, or right to use or occupy all or any portion of, any space in either of the Properties, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease or other agreement entered into in connection with such lease, sublease, sub-sublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

                 "LEGAL REQUIREMENTS" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting either of the Properties or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting either of the Properties or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to either or both of the Properties or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

                 "LENDER" shall mean Nomura Asset Capital Corporation, a Delaware corporation, together with its successors and assigns.


                 "LETTER AGREEMENT" shall mean that certain letter agreement between MEI and Lender which letter agreement shall serve to amend the MEI Loan Agreement to provide, amongst other things, that an Event of Default hereunder shall be an Event of Default under the MEI Loan Agreement.

                 "LIBOR" shall mean the rate (expressed as a percentage per annum) for deposits in U.S. dollars, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London, England time, on the related Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London, England time, on the related Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen LIBOR Page as of 11:00 a.m., London, England time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBOR Page as of 11:00 a.m., London, England time, on such Determination Date, Lender shall request the principal London, England office of any four major reference banks in the London interbank market selected by Lender to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London, England time, on such Determination Date, for amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such offered quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time, on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR shall be LIBOR as in effect on the Eurodollar Business Day immediately preceding the applicable Determination Date. LIBOR shall be determined in accordance with this paragraph by Lender or its agent.

                 "LICENSES" shall have the meaning set forth in Section 4.1(v).

                 "LIEN" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting either or both of the Properties or any portion thereof or Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

                 "LOAN" shall mean the loan made by Lender to Borrower in the original principal amount set forth in, and evidenced by, the Note executed and delivered by Borrower and secured by the Mortgages and the other Loan Documents executed and delivered by Borrower.

                 "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgages, the Assignment of Leases, the Assignment of Agreements, the Environmental Indemnities, the Consent and Subordination of Property Manager, the Centers Guaranty, the MEI Guaranty, the Pledge, the Letter Agreement and any other document pertaining to the Properties as well as all other documents executed and/or delivered by Borrower in connection with the Loan.

                 "MALIBU" shall mean Malibu Entertainment Worldwide, Inc., a Georgia corporation.

                 "MATURITY DATE" shall mean the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity, by declaration of acceleration, or otherwise.

                 "MAXIMUM PERMITTED TRADE PAYABLES" shall mean unsecured trade payables customarily satisfied within thirty (30) days which are incurred by Borrower in the ordinary course of business.

                 "MEI" shall mean MEI Holdings, L.P., a Delaware limited partnership.

                 "MEI GUARANTY"   shall mean that certain guaranty executed by
MEI, secured by the Pledge and guarantying the Obligations, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "MEI LOAN AGREEMENT" shall mean that certain Loan Agreement between MEI and Nomura Asset Capital Corporation dated as of June 5, 1997, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "MORTGAGES" shall mean collectively the California Mortgage and the Texas Mortgage, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "MORTGAGED PROPERTY" shall have the same meaning as "Properties."

                 "NOMURA" shall mean Nomura Securities International, Inc.

                 "NOTE" shall mean that certain Promissory Note dated as of the date hereof, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "OBLIGATIONS" shall mean any and all debt, liabilities and obligations of Borrower to Lender or in connection with the Loan, including, without limiting the generality of the foregoing, the Debt and any and all obligations and liabilities pursuant to the Centers Guaranty.

                 "OFFICERS' CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower.

                 "ORIGINAL PLEDGE" shall mean that certain Pledge and Security Agreement dated June 5, 1997 between Lender and MEI executed in connection with the MEI Loan Agreement.

                 "OTHER CHARGES" shall mean all maintenance charges, ground rents, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining either of the Properties, now or hereafter levied or assessed or imposed against either of the Properties or any part thereof.

                 "PERMITTED ENCUMBRANCES" shall mean, with respect to the Properties, collectively: (a) the Liens created or permitted by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in each of the Title Insurance Policies relating to each of the Properties or any part thereof, (c) Liens, if any, for Taxes and Other Charges imposed by any Governmental Authority not yet due or delinquent or being contested in accordance with the terms hereof, and (d) statutory liens for labor or materials securing sums not yet due and payable or being contested in accordance with the terms hereof and (e) Liens permitted pursuant to Section 6.1(b).

                 "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                 "PLEDGE" shall mean that certain Amended and Restated Pledge and Security Agreement executed by MEI and Lender which amends and restates the Original Pledge such that the Original Pledge as amended and restated by the Pledge will also secure the MEI Guaranty.

                 "POLICIES" shall have the meaning specified in Section
7.1.1(c).

                 "PREMISES" shall collectively mean the California Premises and the Texas Premises.

                 "PROPERTIES" shall mean collectively the California Property and the Texas Property.

                 "PROPERTY MANAGEMENT AGREEMENT" shall mean a property management agreement approved by Lender, which may in the Borrower's discretion be entered into by and between Borrower and the Property Manager, pursuant to which the Property Manager is to provide management and other services with respect to the Property, provided, that property management agreements shall not include contracts pertaining to provision of food and beverage services in connection with the normal operation of Borrower's business.

                 "PROPERTY MANAGER" shall mean Malibu, a wholly owned subsidiary of Malibu or such other property manager selected by Lender in accordance with this Agreement.

                 "RELEASE" shall mean a discharge and satisfaction of the Lien of the Mortgages and each of the other Loan Documents encumbering the Properties and any other collateral thereunder.

                 "RENT" shall mean all rents (including, without limitation, fixed minimum rent and percentage rent), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, expense reimbursements and recoveries from tenants, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to each of the Properties and proceeds, if any, from business interruption or other loss of income insurance.

                 "RESTORATION" shall have the meaning set forth in Section 7.1.2(b).

                 "SEVERED LOAN DOCUMENTS" shall have the meaning set forth in
Section 8.2(c).

                 "SPE MEMBER" shall have the meaning set forth in Section
4.1 (dd)(XV).

                 "STATED MATURITY" shall mean September 30, 1998.

                 "SURVEYS" shall mean the surveys of each of the Properties prepared by a surveyor licensed in the state where such Property is located and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

                 "TAX AND INSURANCE ESCROW FUND" shall have the meaning set forth in Section 7.3.

                 "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents now or hereafter levied or assessed or imposed against the Properties or any part thereof, including, but not limited to, (a) any ad valorem real and tangible personal property taxes levied against the Properties and (b) any intangible personal property tax levied or imposed on Lender with respect to its ownership in the Loan.

                 "TERM" shall have the meaning set forth in Section 7.1.1(a).

                 "TEXAS ASSIGNMENT OF AGREEMENTS: shall mean, with respect to the Texas Property, that certain first priority Assignment of Agreements, Permits and Contracts dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Property Management Agreement and all other licenses, permits and contracts necessary for the use and operation of the Texas Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "TEXAS ASSIGNMENT OF LEASES" shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of the Texas Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "TEXAS ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental and Hazardous Substance Indemnification Agreement concerning the Texas Property dated as of the date hereof, executed by Borrower in connection with the Loan for the benefit of Lender.

                 "TEXAS IMPROVEMENTS" have the meaning set forth in the Texas Mortgage with respect to the Texas Property

                 "TEXAS MORTGAGE" shall mean that certain first priority Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of the date hereof, executed and delivered by Borrower as security for the Loan made to Borrower and encumbering the Texas Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "TEXAS PREMISES" shall have the meaning set forth in the granting clause of the Texas Mortgage with respect to the Texas Property.

                 "TEXAS PROPERTY" shall mean the real property and the improvements thereon owned by Borrower and encumbered by the Texas Mortgage, together with all rights pertaining to such property and improvements, as more particularly described in the granting clauses of the Texas Mortgage and referred to therein as the "Mortgaged Property."

                 "TEXAS TITLE INSURANCE POLICY" shall mean the ALTA mortgagee title insurance policy, or the equivalent under Texas law, in the form (acceptable to Lender) issued with respect to the Texas Property and insuring the lien of the Texas Mortgage encumbering the Texas Property.

                 "TITLE INSURANCE POLICIES" shall mean collectively the California Title Insurance Policy and the Texas Title Insurance Policy.

                 "UCC" or "UNIFORM COMMERCIAL CODE" shall mean, as appropriate, either the Uniform Commercial Code in effect in California or the Uniform Commercial Code in effect in Texas.

                 SECTION 1.2      PRINCIPLES OF CONSTRUCTION.

                 All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

         II.     GENERAL TERMS

                 SECTION 2.1      LOAN COMMITMENT; DISBURSEMENT TO BORROWER.

                 2.1.1 THE LOAN. Upon the terms and subject to the conditions of this Agreement, not later than 1:00 p.m. (New York City time) on the Closing Date, Lender shall make available to Borrower $21,390,375 aggregate principal amount of the Loan, in immediately available funds, at an account of Borrower in the United States designated in writing by Borrower to Lender on or prior to the Closing Date.

                 2.1.2 DISBURSEMENT TO BORROWER. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower shall, on the Closing Date, receive its Loan, subject to the direction given by Borrower as to the application of Loan proceeds to the items set forth in Section 2.2.

                 2.1.3 THE NOTE. The Loan shall be evidenced by the Note of Borrower, in the original principal amount of the Loan. The Loan shall bear interest as provided in the Note and in Section 2.6 hereof and shall be subject to repayment as provided in the Note and in Section 2.3 hereof. The holder of the Note shall be entitled to the benefits of this Agreement and the Loan shall be secured by the Mortgages, the Assignment of Leases and the other Loan Documents.

                 SECTION 2.2  USE OF PROCEEDS.

                 Borrower shall use, in the following order of priority, the proceeds of the Loan disbursed to it pursuant to Section 2.1 to (a) repay and discharge any existing loans secured by the Properties, other than debt of the Borrower permitted hereunder, (b) pay all past-due Basic Carrying Costs, if any, in respect of the Properties, (c) fund the Tax and Insurance Escrow Fund to the extent required to be funded on the Closing Date pursuant to the terms of this Agreement and as more particularly set forth on Schedule I, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender and (e) either (x) employ all or any part of the balance, if any, to fund the Borrower's working capital requirements or (y) distribute all or any part of the balance, if any, to the Persons owning an equity interest in Borrower.

                 SECTION 2.3  LOAN PREPAYMENT.

                 2.3.1 REPAYMENT AND PREPAYMENT. Borrower shall repay any outstanding principal indebtedness of the Loan in full on the Maturity Date of the Loan, together with interest thereon to (but excluding) the date of repayment. Borrower may, at its option and upon three (3) Business Days' prior written notice from Borrower to Lender, prepay in whole or in part the Debt without payment of any other premium or penalty; provided, however, that in the event that Borrower makes any prepayment of the Debt on a day other than the last day of an interest period, Borrower shall reimburse Lender for any costs, fees or expenses incurred by Lender in connection with such prepayment including, without limitation, costs, fees and expenses associated with the unwinding of any LIBOR contract. No amount so paid or prepaid may be reborrowed.

                 2.3.2 MANDATORY PREPAYMENTS. The Loan is subject to mandatory prepayment in certain instances of Casualty and Condemnation (each, a "CASUALTY/CONDEMNATION INVOLUNTARY PREPAYMENT"), in the manner and to the extent set forth in Section 7.1.2 and Section 7.1.3 hereof. Each Casualty/Condemnation Involuntary Prepayment, if not made on the last day of an interest period, shall include a reimbursement to Lender for any costs, fees or expenses incurred by Lender in connection with such prepayment including, without limitation, costs, fees and expenses associated with the unwinding of any LIBOR contract.


                 2.3.3 RECOURSE. The Obligations are full recourse obligations of the Borrower. Anything contained herein, or in any other Loan Document to the contrary notwithstanding, no recourse shall be had for the Obligations against any partner, shareholder, agent, director, officer, or employee of the Borrower. It is understood that the preceding sentence shall not (A) in the event of any malfeasance, such as fraud, misappropriation of funds or intentional misrepresentation, estop the Lender from instituting or prosecuting a legal action or proceeding or otherwise making a claim against the person or persons committing such malfeasance, (B) constitute a waiver, release or discharge of any Obligation, and the same shall continue until paid or discharged in full and (C) constitute a waiver, release or discharge any obligations or liabilities of MEI pursuant to the MEI Guaranty or Borrower pursuant to the Centers Guaranty.

                 SECTION 2.4  RELEASE OF PROPERTIES.

                 (a) Upon a repayment in full by (x) Borrower of the Obligations and (y) MEI of the Obligations (as defined in the MEI Loan Agreement) under the MEI Loan Agreement, Lender shall release the Lien of the Mortgages and any other Loan Documents on the Properties and the other collateral thereunder.

                 (b) In connection with the Release, Borrower shall submit to Lender, not less than fifteen (15) days prior to the anticipated Release, forms of Releases (including without limitation, releases of Liens and UCC termination statements) for the Properties and any other applicable items of collateral for execution by Lender. Such Releases shall be in forms appropriate in the jurisdiction in which the Properties and any other applicable items of collateral are located and satisfactory to Lender in its sole discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such Releases, together with an Officer's Certificate, if requested by Lender, certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such Releases in accordance with the terms of this Agreement.

                 (c) Borrower shall pay all costs and expenses incurred by Lender in connection with any Release (including reasonable attorney's fees and costs).

                 SECTION 2.5  ASSUMPTION OF LOAN.

                 Borrower acknowledges that Lender, in agreeing to make the Loan, has examined and relied on the creditworthiness and experience of Borrower in owning and operating properties such as the Properties, and that Lender will continue to rely on Borrower's ownership and operation of the Properties as a means of maintaining the value of the Properties as security for repayment of the Debt. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Properties so as to ensure that, should Borrower default in the repayment of the Debt, Lender can recover the Debt by a sale of the Properties. Accordingly, Borrower shall not, without the prior written consent of Lender, transfer the Properties or any part thereof, or permit the Properties or any part thereof to be transferred.

                 SECTION 2.6  INTEREST AND PRINCIPAL.

                 2.6.1 GENERALLY. Borrower shall pay interest, in arrears, on August 1, 1997 and, thereafter, for each one month interest period (or portion thereof) from and including the first Business Day of each calendar month to but excluding the first Business Day of the immediately succeeding calendar month, on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate for such interest period, on the first day of each calendar month during the term hereof (or if such day is not a Business Day, the next day which is a Business Day). The balance of the principal sum together with all accrued and unpaid interest thereon shall be paid on the Maturity Date, all in accordance with the terms and provisions set forth in the Note.

                 2.6.2 DEFAULT RATE. Borrower agrees that upon the occurrence of an Event of Default Lender shall be entitled to receive and Borrower shall pay to Lender interest on the entire unpaid principal sum of the Loan and any other amounts (including interest to the extent permitted by applicable law) due at the Default Rate. Interest at the Default Rate, to the extent not paid, shall be added to the Debt and shall be secured by the Mortgages. This Section, however, shall not be construed as an agreement or privilege to extend the date of payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

                 SECTION 2.7  PAYMENTS AND COMPUTATIONS.

                 2.7.1 MAKING OF PAYMENTS. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to the following account:

                 Mellon Bank Pittsburgh
                 ABA# 043 000 261
                 Account Name: NACC Clearance Account
                 Account # 109-2525
                 Attn: Lance W. Haberin/Ref: Malibu Entertainment/MEI Holdings

Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day thereafter.

                 2.7.2 COMPUTATIONS. Interest payable hereunder or under the Note by Borrower shall be computed on the basis of the actual number of days elapsed and a 360-day year.

                 2.7.3 LATE PAYMENT CHARGE. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be in addition to any other amounts required under the Loan Documents (including, without limitation, Section 2.6.2 hereof) and shall be secured by the Mortgages and the other Loan Documents.


         III.    CONDITIONS PRECEDENT

                 SECTION 3.1  CONDITIONS PRECEDENT TO CLOSING.

                 The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:

                 (a) Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan

Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

                 (b) Loan Agreement and Note. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

                 (c)        Delivery of Loan Documents; Title Insurance;
Reports.

                            (i)      Mortgage, Assignment of Leases,
         Assignments of Agreements. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgages, the Assignment of Leases and the Assignment of Agreements relating to the Properties and evidence that counterparts of the Mortgages and the Assignment of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Properties, of the requisite priority, in favor of Lender, subject only to the Permitted Encumbrances. Lender shall have also received from Borrower fully executed counterparts of the Environmental Indemnities and the Consent and Subordination of Property Manager provided a Property Manager is in place at the Closing.

                            (ii)     Title Insurance.  Lender shall have
         received the Title Insurance Policies issued by a title company acceptable to Lender and dated as of the Closing Date. Such Title Insurance Policies shall (A) provide coverage in amounts satisfactory to Lender, (B) insure Lender that the Mortgages create valid first liens on the Properties, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (C) contain such endorsements and affirmative coverages as Lender may reasonably request and are available in the state where such Property is located, and (D) name Lender as the insured. The Title Insurance Policies shall be assignable to future holders of the Note. Lender also shall have received evidence that all premiums in respect of the Title Insurance Policies have been paid.

                            (iii) Surveys. Lender shall have received a current title survey for the Properties, certified to the title company and Lender and their successors and assigns in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1992 Minimum

         Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The surveys should meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to the survey: 2, 3, 4, 6, 7, 8, 9, 10, 11 and 13. Such surveys shall reflect the same legal description contained in the applicable Title Insurance Policy relating to the Properties referred to in clause (ii) above and shall include, among other things, a metes and bounds description of the real property comprising part of each of the Properties reasonably satisfactory to Lender. The surveyors' seal shall be affixed to the surveys and the surveyors shall provide a certification for the surveys in form and substance acceptable to Lender.

                            (iv) Insurance. Lender shall have received valid certificates of insurance for the Policies required hereunder, and evidence of the payment of all premiums due and payable for the existing policy period and evidence that the current Policies will be renewed on the same terms and conditions (or other terms and conditions acceptable to Lender), all of which terms and conditions shall be satisfactory to Lender.

                            (v) Zoning. For each of the Properties Lender shall have received, at Lender's option, (A) letters or other evidence with respect to such Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning, subdivision and building laws, (B) an ALTA 3.1 zoning endorsement for the Title Insurance Policy pertaining to such Property, or (C) a zoning opinion letter, in substance reasonably satisfactory to Lender. Lender shall have also received evidence satisfactory to Lender that each of the Properties is independent of any other real property for taxing purposes.

                            (vi) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected Lien of first priority as of the Closing Date with respect to the Mortgages, subject only to applicable Permitted Encumbrances, and Lender shall have received satisfactory evidence thereof.

                 (d) Related Documents. Each additional document not specifically referenced herein, but requested by Lender and relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved originals thereof.

                 (e) Delivery of Organizational Documents. On or before the Closing Date, Borrower shall have delivered or caused to be delivered to Lender certified copies of all organizational documentation related to Borrower as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

                 (f) Opinions of Borrower's Counsel. Lender shall have received opinions of Borrower's counsel with respect to due execution, authority, enforceability of the Loan Documents (including but not limited to the MEI Guaranty and the Pledge) and such other matters as Lender may require, all such opinions to be in form, scope and substance satisfactory to Lender and Lender's counsel in their sole discretion.

                 (g)        INTENTIONALLY DELETED

                 (h) Basic Carrying Costs. Borrower shall have paid all Basic Carrying Costs relating to the Properties which are in arrears, including, without limitation, (i) accrued but unpaid insurance premiums relating to the Properties, (ii) currently due Taxes (including any in arrears) relating to the Properties, and (iii) currently due Other Charges relating to the Properties, which amounts will be funded with proceeds of the Loan if such proceeds are sufficient therefor.

                 (i) Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

                 (j)        INTENTIONALLY DELETED

                 (k) Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid. Lender shall have received a settlement statement setting forth the disbursement of the Loan in form and content satisfactory to Lender.

                 (l) Third Party Reports. Lender shall have received an environmental property condition report in respect of the Properties addressed to Lender.

                 (m)        INTENTIONALLY DELETED

                 (n) Payoff Letters. Lender shall have received a true and correct copy of the payoff letters for all of the existing debt encumbering the Properties.

                 (o) MEI Guaranty. Lender shall have received a duly executed MEI Guaranty together with a duly executed Pledge securing the MEI Guaranty.

                 (p) Centers Guaranty. Lender shall have received a duly executed Centers Guaranty.

                 (q) Letter Agreement. Lender shall have received a duly executed Letter Agreement.

                 (r) Structure Fee. Borrower shall have paid Lender a non-refundable fee of $650,000.

         IV.     REPRESENTATIONS AND WARRANTIES

                 SECTION 4.1  BORROWER REPRESENTATIONS.

                 Borrower represents and warrants as of the date hereof and as of the Closing Date that:

                 (a) Organization. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Properties.

                 (b) Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting rights of creditors generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                 (c) No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, operating agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

                 (d) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower or the Properties, which actions, suits or proceedings, if determined against Borrower or the Properties, might materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of the Properties.

                 (e) Agreements. Neither Borrower nor any Affiliate of Borrower is a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Properties, or Borrower's business, properties or assets, operations or condition (financial or otherwise). Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Properties are bound except for defaults in the aggregate which are not likely to have a material adverse effect on the Borrower, the Properties or Lenders rights or interest hereunder.

                 (f) Title. Borrower has good, marketable and insurable title in fee simple to the real property comprising the Properties and good title to the balance of the Properties, free and clear of all Liens whatsoever except Permitted Encumbrances. The Mortgages, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected lien on the Properties, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases) comprising part of the Properties, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. The Permitted Encumbrances do not materially and adversely affect the value of the Properties, the use of the Properties for the use being made thereof as of the date of this Agreement, the operation of the Properties or Borrower's ability to repay the Loan in full. There are no overdue claims for payment for work, labor or materials affecting any of the Properties which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents that will not be paid from the proceeds of the Loan.

                 (g) No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

                 (h) Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents, nor any written materials relating to the business, operations or condition (financial or otherwise) of Borrower or the Properties that were supplied to Lender in connection with Lender's due diligence investigation contains (or, in the case of such written material, at the time supplied contained) any untrue statement of a material fact or omits (or omitted, as the case may be) to state any material fact necessary to make the statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender in writing in connection with Lender's due diligence investigation which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Properties or the business, operations or condition (financial or otherwise) of Borrower.

                 (i) No Plan Assets. Borrower is not an "employee benefit plan" (as defined in Section 3(3) of ERISA), subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (i) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Borrower are not subject to state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans.

                 (j) Compliance. Borrower and the Properties and the use thereof comply with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes and subdivision laws and regulations except for violations in the aggregate which are not likely to have a material adverse effect on Borrower, the Properties or Lender's rights or interests hereunder. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority except for violations in the aggregate which are not likely to have a material adverse effect on Borrower, the Properties or Lender's rights or interests hereunder. There has not been and shall never be committed by Borrower or any other person in occupancy of or involved with the operation or use of the

Properties any act or omission affording the federal government or any state or local government the right of forfeiture as against the Properties or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

                 (k)        Financial Information.

                            (i) All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Properties, including those required under Section 3.1 hereof (A) are true, complete and correct in all material respects, (B) accurately represent the financial condition of the Properties as of the date of such reports, and (C) have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Borrower does not have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Properties or the present operation thereof, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

                            (ii) All federal and state income tax returns have been filed by Borrower and there are no income taxes due and owing by Borrower.

                 (l) Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of either of the Properties or for the relocation of roadways providing access to either of the Properties.

                 (m) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

                 (n) Utilities and Public Access. Each of the Properties has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service each of the Properties for its intended use. All public utilities necessary or convenient to the full use and enjoyment of the Properties are located either in the public rights-of-way abutting the Properties (which are connected so as to serve the Properties without passing over other property) or in recorded easements serving the Properties and such easements are set forth in the Title Insurance Policies. All roads necessary for the use of the Properties for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

                 (o) Not a Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

                 (p) Separate Lot. Each of the Properties are comprised of one (1) or more parcels which constitute a separate tax lot and does not constitute a portion of any other tax lot not a part of such Property.

                 (q) Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting either of the Properties, nor are there any contemplated improvements to either of the Properties (other than completion of redevelopment projects already in progress and previously disclosed to Lender) that may result in such special or other assessments, and there are no other facts or circumstances which would cause the Taxes for Fiscal Year 1997 to be significantly higher than the Taxes assessed and imposed for Fiscal Year 1996.

                 (r) Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable except to the extent such unenforceability may be the result of bankruptcy, insolvency, reorganization or similar laws affecting rights of creditors generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                 (s) No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

                 (t) Insurance. Borrower has obtained and has delivered to Lender certified copies of all Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement and there have been no acts or omissions that would impair the coverage of any such Policies or the benefits of the mortgagee endorsement.

                 (u) Use of Properties. The California Property is used exclusively for an active entertainment center and other appurtenant and related uses. The Texas Property is used exclusively for an active entertainment center and other appurtenant and related uses.

                 (v) Certificate of Occupancy; Licenses. All material certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each of the Properties as they are currently being used (collectively, the "LICENSES"), have been obtained and are in full force and effect. Borrower shall keep and maintain all Licenses necessary for such operation of the Properties. The use being made of each of the Properties is in conformity with the certificates of occupancy issued for such Property.

                 (w) Flood Zone. Except as shown on the Surveys none of the Improvements on the Properties are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

                 (x) Physical Condition. The Properties, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects. There exist no structural or other material defects or damages in either of the Properties, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in either of the Properties, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

                 (y) Boundaries. Except as shown on the Surveys all of the improvements which were included in determining the appraised value of each of the Properties lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and no easements or other encumbrances upon such Property encroach upon any of the improvements, so as to affect the value or marketability of such Property except those which are insured against by title insurance.

                 (z) Leases. The Properties are not subject to any Leases.

                 (aa) Surveys. The Surveys for the Properties delivered to Lender in connection with this Agreement do not fail to reflect any material matter affecting such Property or the title thereto and have either been prepared in accordance with the provisions of Section 3.1(c)(iii) hereof, or will be modified within 30 days of the date hereof to comply with Section 3.1(c)(iii) hereof.

                 (bb) Property Value. Borrower or Borrower's parent purchased the Properties for $12,400,000 and Borrower has no reason to believe that the fair market value of the Properties is less than $12,400,000.

                 (cc) Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid, and, under current Legal Requirements, the Mortgages are enforceable in accordance with their terms by Lender (or any subsequent holder thereof) except to the extent such enforceability may be limited as a result of bankruptcy, insolvency, reorganization or similar laws affecting rights of creditors generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                 (dd) Single-Purpose. Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full:

                            (i) Borrower does not own and will not own any asset or property other than (A) the Properties, and (B) incidental personal property necessary for or arising out of the ownership or operation of the Properties.

                            (ii) Borrower will not engage in any business other than the ownership, management and operation of the Properties and Borrower will conduct and operate its business substantially as presently conducted and operated.

                            (iii) Borrower will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except (x) upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party or (y) if otherwise approved by Lender.

                            (iv) Borrower has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than the Debt and the indebtedness permitted under this Agreement. No indebtedness other than the Debt may be secured (subordinate or pari passu) by the Properties except that indebtedness, in addition to the Debt, may be secured by Liens against the portion of the Properties which is not comprised of real property provided such Liens are granted in accordance with the terms of this Agreement.

                            (v) Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and shall not acquire obligations or securities of its Affiliates.

                            (vi) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

                            (vii) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not, nor will Borrower permit any constituent party of Borrower to, amend, modify or otherwise change the partnership agreement, partnership certificate, articles of incorporation, bylaws, articles of organization, operating agreement, trust or other organizational documents of Borrower or such constituent party without the prior written consent of Lender.

                            (viii) Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party and Borrower will file its own tax returns. Borrower shall maintain its books, records, resolutions and agreements as official records.

                            (ix) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), shall conduct business in its own name, shall correct any known misunderstanding regarding its status as a separate entity, shall not identify itself or any of its Affiliates as a division or part of the others and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks.

                            (x) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                            (xi) Neither Borrower nor any constituent party of Borrower will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower.

                            (xii) Borrower will neither commingle the funds and other assets of Borrower with those of any Affiliate or constituent party of Borrower or any other Person nor control the decisions with respect to the daily affairs of any other Person.

                            (xiii) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party of Borrower or any other Person.

                            (xiv) Except with respect to the Centers Pledge, Borrower does not and will not hold itself out to be responsible for the debts or obligations of any other Person.

                            (xv) If Borrower is a limited partnership or a limited liability company, each general partner or at least one member (the "SPE Member") of Borrower, as applicable, is a corporation whose sole asset is its interest in Borrower and each general partner or the SPE Member of Borrower, as applicable, will at all times comply, and will cause Borrower to comply, with each of the representations, warranties and covenants contained in this Section 4.1(dd) as if such representation, warranty or covenant was made directly by such general partner or SPE Member. Only the SPE Member may be designated as a manager under the law where the Borrower is organized.

                            (xvi) Borrower shall at all times cause there to be at least one duly appointed member of the board of directors (an "INDEPENDENT DIRECTOR") of Borrower, if Borrower is a corporation or if Borrower is not a corporation of each general partner of Borrower (or of the SPE Member of Borrower), reasonably satisfactory to Lender who shall not have been at the time of such individual's initial appointment, and may not have been at any time during the preceding five years, and shall not be at any time while serving as a director of Borrower, the general partner or Member, as the case may be, either (A) a shareholder of, or an officer, director (other than an Independent Director of an Affiliate of Borrower), partner or employee of, Borrower or any of its shareholders, partners, members, subsidiaries or Affiliates, (B) a customer of, or supplier to, Borrower or any of its shareholders, partners, members, subsidiaries or Affiliates, (C) a person or other entity controlling or under common control with any such shareholder, officer, director, partner, member, employee, supplier or customer, or (D) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier or customer. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of a person or entity, whether through ownership of voting securities, by contract or otherwise.

                            (xvii) Borrower shall not cause or permit the board of directors of Borrower, if Borrower is a corporation or if Borrower is not a corporation of the general partner of Borrower (or of the SPE Member of Borrower) to take any action which, under the terms of any certificate of incorporation, bylaws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of Borrower the general partner of Borrower or the SPE Member of Borrower, as the case may be, unless at the time of such action there shall be at least one member of the board of directors who is an Independent Director.

                 (ee) Existing Debt. The total aggregate outstanding principal amount of the existing debt encumbering the portion of the Properties which is real property is $31,390,375.

                 (ff) Taxes. The total Taxes (including special or other assessments) payable with respect to both of the Properties for the calendar year 1996 was $233,191.95.

                 (gg)       INTENTIONALLY DELETED

                 (hh) Property Management Agreement. If Borrower has entered into a Property Management Agreement, the Property Manager's rights to receive any fees pursuant to such Property Management Agreement are subordinate to the Liens of the Mortgages and other Loan Documents.

                 (ii) Ownership of Borrower. Borrower is wholly owned by Mountasia Family Entertainment Centers, Inc., a Texas corporation, which is wholly owned by Malibu.

                 SECTION 4.2  SURVIVAL OF REPRESENTATIONS.

                 Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower.
All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

         V.      AFFIRMATIVE COVENANTS

                 SECTION 5.1  BORROWER COVENANTS.

                 From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier Release of all the Liens of the Mortgages in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

                 (a)        Existence; Compliance with Legal Requirements;
Insurance. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, and its material rights, licenses, permits and franchises and, except as set forth in
Section 4.1(j), comply with all Legal Requirements applicable to it and the Properties. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in and material to the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages. Borrower shall keep the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.

                 (b) Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay Taxes and Other Charges shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.3 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than thirty (30) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.3 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against either of the Properties (other than a Permitted Encumbrance), and shall promptly pay for all utility services provided to both of the Properties. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured, (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Mortgages, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances, (iv) neither of the Properties nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, and (v) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith. In addition, if the Taxes or Other Charges are not paid in full when Borrower commences such contest, then the following shall apply: (A) such proceeding shall suspend the collection of Taxes or Other Charges from such Property, and (B) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

                 (c) Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or either of the Properties.

                 (d) Access to Premises. Borrower shall permit agents, representatives and employees of Lender to inspect both of the Properties or any part thereof at reasonable hours upon reasonable advance notice.

                 (e) Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

                 (f) Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

                 (g)        INTENTIONALLY DELETED

                 (h) Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable in connection with either of the Properties, and Lender shall be reimbursed for any expenses incurred in connection therewith (including, without limitation, reasonable attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a fire or other casualty affecting either of the Properties or any part thereof) out of such Insurance Proceeds.

                 (i) Further Assurances; Supplemental Mortgage Affidavits. Borrower shall, at Borrower's sole cost and expense:

                            (i)      furnish to Lender all instruments,
         documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

                            (ii)     execute and deliver to Lender such
         documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

                            (iii) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

                 (j) Financial Reporting. Borrower will furnish to Lender annually, within 90 days following the end of each Fiscal Year, financial statements of Borrower for each such fiscal year, certified, by the chief financial officer of the Borrower, to have been prepared in accordance with GAAP, together with a certificate of such officer, addressed to Lender, stating that, to such officer's knowledge, no Event of Default is in existence. Such certified financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow.

                 (k) Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as, and to the extent the same, is necessary for the ownership, maintenance, management and operation of the Properties. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same is required for the ownership, maintenance, management and operation of the Properties.

                 (l) Title to the Properties. Borrower will warrant and defend (i) the title to each of the Properties and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances), and (ii) the validity and priority of the Liens of the Mortgages and the Assignment of Leases on the Properties, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in either of the Properties, other than as permitted hereunder, is claimed by another Person.

                 (m) Costs of Enforcement. In the event (i) that either or both of the Mortgages are foreclosed in whole or in part or that either or both of the Mortgages are put into the hands of an attorney for collection, suit, action or foreclosure, (ii) of the foreclosure of any mortgage prior to or subsequent to the Mortgages in which proceeding Lender is made a party, or
(iii) of the bankruptcy, insolvency, reorganization, rehabilitation, liquidation or other similar proceeding in respect of Borrower or an assignment by Borrower for the benefit of its creditors, then Borrower, its successors or assigns, shall be chargeable with and agree to pay all costs of collection and defense, including, without limitation, attorneys' fees, in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes on demand.

                 (n)        Estoppel Statements.

                            (i) Within ten (10) days after request by Lender, Borrower shall furnish Lender with a statement, duly acknowledged and certified, setting forth (A) the amount of the original principal amount of the Note, (B) the unpaid principal amount of the Note, (C) the Applicable Interest Rate of the Note, (D) the date installments of interest and principal were last paid, (E) any offsets or defenses to the payment of the Debt, if any, and (F) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or, if modified, giving particulars of such modification.

                 (o) Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in
Section 2.2 hereof.

                 (p)        INTENTIONALLY DELETED

                 (q)        INTENTIONALLY DELETED

                 (r)        INTENTIONALLY DELETED

                 (s) No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of either of the Properties (i) with any other real property constituting a tax lot separate from either of the Properties, and (ii) with any portion of either of the Properties which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to either of the Properties.

                 (t)        Leasing Matters.   Borrower shall not lease either
of the Properties, in whole or in part, without the prior written consent of Lender which consent may be withheld in the sole discretion of Lender.

                 (u) Principal Place of Business. Borrower shall not change its principal place of business set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

                 (v) Property Manager. Borrower covenants and agrees with Lender that (i) each of the Properties will be managed at all times by either the Borrower or the Property Manager, (ii) if at any time the Properties are managed by the Property Manager they will be managed pursuant to a Property Management Agreement (x) approved by Lender and (y) which provides that the Property Manager's rights to management fees or other payments on account of managing the Properties or otherwise will at all times be subordinate to the Liens of the Mortgage and other Loan Documents, (ii) it shall not permit a change in control of the Property Manager, and (iv) the Property Management Agreement may be terminated by Lender at any time for cause (including, but not limited to, the Property Manager's gross negligence, willful misconduct or fraud) or at any time following either (A) the occurrence and during the continuance of a monetary Default or an Event of Default or (B) upon a change in control of the Property Manager. Borrower further covenants and agrees that Borrower shall require the Property Manager to maintain, at all times that all or any portion of the Debt remains outstanding, worker's compensation insurance in compliance with Legal Requirements.

         VI.     NEGATIVE COVENANTS

                 SECTION 6.1  BORROWER'S NEGATIVE COVENANTS.

                 From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgages in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

                 (a) Operation of Properties. Borrower shall not, without the prior consent of Lender, replace the Property Manager of the Properties or enter into any other management agreements with respect to the Properties.

                 (b) Liens. Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of the Properties or permit any such action to be taken, except:
(i) Permitted Encumbrances; and (ii) Liens incurred in the ordinary course of business in connection with purchase money financing of equipment located on either the California Premises or the Texas Premises.

                 (c) Dissolution. Borrower shall not dissolve, terminate, liquidate, merge with, consolidate into or acquire another Person.

                 (d) Change In Business. Borrower shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

                 (e) Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

                 (f) Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners or members of Borrower except in the ordinary course of business and (x) on terms which are fully disclosed to and approved by Lender in advance or (y) are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

                 (g) Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Properties or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Properties in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.

                 (h) Assets. Borrower shall not purchase or own any properties other than (x) the Properties and (y) incidental personal property necessary for or arising out of the ownership or operation of the Properties.

                 (i) Debt. Borrower shall not create, incur or assume any debt other than (x) the Debt, (y) debt secured by liens permitted under
Section 6.1(b)(ii) or (z) unsecured trade debt customarily payable within thirty (30) days in an aggregate amount not to exceed the Maximum Permitted Trade Payables, nor shall Borrower allow any trade payables to be outstanding for more than sixty (60) days.

                 (j)        Transfer or Encumbrance of the Properties.

                            (i) Borrower acknowledges that Lender, in agreeing to make the Loan, has examined and relied on the creditworthiness and experience of Borrower in owning and operating properties such as the Properties, and that Lender will continue to rely on Borrower's ownership and operation of the Properties as a means of maintaining the value of the Properties as security for repayment of the Debt. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Properties so as to ensure that, should Borrower default in the repayment of the Debt, Lender can recover all or a portion of the Debt by a sale of the Properties. Accordingly, except for Liens permitted hereunder, Borrower shall not, without the prior written consent of Lender, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Properties, or any part thereof or any interest therein, or permit the Properties, or any part thereof or any interest therein, to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred (except for (x) transfers of inventory, including redemption prizes and (y) replacement of equipment, but in each case only if such transfers/replacements are done in the ordinary course of business and if such inventory or equipment is replaced with inventory or equipment, as the case may be, of equivalent value).

                            (ii) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Properties within the meaning of this Section 6.1(j) shall be deemed to include: (A) an installment sales agreement wherein Borrower agrees to sell either or both of the Properties or any part thereof or any interest therein for a price to be paid in installments; (B) an agreement by Borrower leasing all or a substantial part of either or both of the Properties, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (C) if Borrower or any general partner or Member of Borrower is a corporation, the voluntary or involuntary sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 20% of such corporation's stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation; (D) if Borrower or any general partner or Member of Borrower is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a partner, joint venturer or member or the sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the partnership interest of any partner or the sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the interest of any joint venturer or member;
         (E) if Borrower is a limited or general partnership, joint venture, limited liability company, trust, nominee trust, tenancy in common or other unincorporated form of business association or form of ownership interest, the voluntary or involuntary sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of a controlling interest of any Person having a direct legal or beneficial ownership interest in Borrower, including any legal or beneficial interest in any constituent partner or member of Borrower; (F) any instrument subjecting the either or both of Properties to a condominium regime or transferring ownership to a cooperative corporation; and (G) the dissolution or termination of Borrower or any general partner or Member of Borrower or the merger or consolidation of Borrower or any general partner or Member of Borrower with any other Person.

                            (iii)    Lender shall not be required to
         demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of either or both of the Properties without Lender's consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Properties, other than Liens permitted hereunder, regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Properties.

                            (iv) Lender's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Properties shall not be deemed to be a waiver of Lender's right to require such consent to any future occurrence of the same. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Properties made in contravention of this Section shall be null and void and of no force and effect.

                            (v) Borrower agrees to bear and shall pay or reimburse Lender on demand for all costs and expenses (including, without limitation, title search costs, title insurance endorsement premiums and reasonable attorneys' fees and disbursements) incurred by Lender in connection with the review, approval and documentation of any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of either or both of the Properties.

                 (k) Distributions. Upon an Event of Default or a Default, Borrower shall not make any distributions to any Person owning an equity interest in Borrower. Any distributions made in contravention of this subparagraph shall be void and shall be payable directly to Lender to satisfy the Obligations.

                 (l) Control of Borrower. The ownership of Borrower (as set forth in Section 4.1(ii)) will not be modified or changed in any manner.

         VII.    CASUALTY; CONDEMNATION; ESCROWS

                 SECTION 7.1  INSURANCE; CASUALTY AND CONDEMNATION.

                 7.1.1  INSURANCE.

                 (a) Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender, shall keep both of the Properties insured and obtain and maintain during all times that any sum is outstanding under the Note or the other Loan Documents (the "TERM") policies of insurance insuring against loss or damage by fire and lightning and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy, including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount equal to the greatest of (i) the then full replacement cost of such Property, without deduction for physical depreciation, (ii) the outstanding principal balance of the Loan, and (iii) such amount that the insurer would not deem

Borrower a co-insurer under said policies. The policies of insurance carried in accordance with this paragraph shall be paid annually in advance and shall contain a "Replacement Cost Endorsement" with a waiver of depreciation.

                 (b) Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender, shall also obtain and maintain during the Term the following policies of insurance:

                            (i) Flood insurance if any part of either of the Properties is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the Debt or the maximum limit of coverage available with respect to such Property under said program, whichever is less;

                            (ii)       Comprehensive public liability
         insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year. In addition, at least $10,000,000 excess and/or umbrella liability insurance shall be obtained and maintained during the Term for any and all claims, including all legal liability imposed upon Borrower and all court costs and attorneys' fees incurred in connection with the ownership, operation and maintenance of each of the Properties;

                            (iii) Business interruption insurance in an amount reasonably acceptable to Lender;

                            (iv)       Insurance against loss or damage from
         (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions), in an amount reasonably acceptable to Lender;

                            (v) Worker's compensation insurance with respect to any employees of Borrower, as required by any Governmental Authority or Legal Requirement;

                            (vi)       During any period of repair or
         restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Property

         (where such repair or restoration is taking place) against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender;

                            (vii) If either of the Properties is or becomes a "non-conforming use" under applicable zoning and building ordinances, ordinance or law coverage to compensate for the cost of demolition and the increased cost of construction for such Property; and

                            (viii) Such other insurance as may from time to time be reasonably required by Lender in order to protect its interests, including, without limitation, earthquake and hurricane insurance.

                 (c) All policies of insurance (the "POLICIES") required pursuant to this Section 7.1.1 shall (i) be issued by companies approved by Lender and licensed to do business in California, if such Policy relates the California Property or Texas if such Policy relates to the Texas Property, with a claims paying ability rating of "AA" or better by Standard & Poor's Ratings Services; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee; (iii) contain a non-contributory standard mortgagee clause and a mortgagee's loss payable endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation against Lender; (v) be maintained throughout the Term without cost to Lender; (vi) be assigned and certified copies thereof delivered to Lender; (vii) not contain a deductible clause in excess of five percentage points (5%) of the then full replacement cost of such Property; (viii) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including, without limitation, endorsements providing that neither Borrower, Lender nor any other Person shall be a co-insurer under said Policies and that Lender shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation of any of the Policies; and (ix) otherwise be approved by Lender in the exercise of its reasonable judgment as to amounts, form, risk coverage, deductibles, loss payees and insurers. Borrower shall pay the premiums for such Policies (the "INSURANCE PREMIUMS") as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower is not required to furnish such evidence of payment to Lender in the event that such Insurance Premiums have been paid by Lender pursuant to Section 7.3 hereof). If Borrower does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Lender may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Borrower agrees to reimburse Lender for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like. In the event Borrower satisfies the requirements under this Section 7.1.1 through the use of a Policy covering more than the Properties, Borrower shall provide evidence satisfactory to Lender that the Insurance Premiums for the Properties covered by such Policy are separately allocated under such Policy and payment of such allocation shall continue such Policy as to the Properties notwithstanding any other payment of premiums, or, if no such allocation is available at any time during the Term, Lender shall have the right to increase the Tax and Insurance Escrow in an amount sufficient to purchase a non-blanket Policy covering the Properties from insurance companies which qualify under this Agreement.

                 (d) If either the California Property or the Texas Property is damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrower shall give prompt written notice thereof to Lender. Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law. The expenses incurred by Lender in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured by the Mortgages and shall be reimbursed by Borrower to Lender upon demand.

                 7.1.2      CASUALTY AND APPLICATION OF PROCEEDS.

                 (a) In case of loss or damages covered by any of the Policies, the following provisions shall apply:

                            (i) In the event of a Casualty that is less than $100,000, Borrower may settle and adjust any claim by Borrower without the consent of Lender, provided that such adjustment is carried out in a competent and timely manner and the proceeds of any such policy shall be due and payable solely to Lender and held in escrow by Lender.

                            (ii) In the event a Casualty shall equal or exceed $100,000, then and in that event, Lender may settle and adjust any claim by Borrower without the consent of Borrower and agree with the insurance company or companies on the amount to be paid on the loss and the proceeds of any such policy shall be due and payable solely to Lender and held in escrow by Lender.

                 (b) In the event of a Casualty where the loss is in an aggregate amount less than twenty percent (20%) of the value of (x) the California Property (as determined by Lender in its sole discretion) or (y) the Texas Property (as determined by Lender in its sole discretion), as appropriate, and if, in the reasonable judgment of Lender, such Property can be restored within six (6) months after the occurrence of the Casualty and prior to maturity of the Note to an economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Casualty) and not less useful than the same was prior to the Casualty, and after such restoration will adequately secure the outstanding balance of the Note, then, if no Default or Event of Default shall have occurred and be then continuing, the proceeds of insurance shall be deposited with the Lender, whereupon such insurance proceeds, after reimbursement of any expenses incurred by Lender, shall be maintained and applied, at Borrower's election, to either (x) prepay the Obligations (provided such prepayment is in an amount sufficient to fully satisfy the Obligations) or (y) pay for the cost of restoring, repairing, replacing or rebuilding such Property or part thereof subject to the Casualty (the "RESTORATION"), in the manner set forth herein. Borrower hereby covenants and agrees to commence and diligently to prosecute such Restoration; provided that: (i) Borrower shall pay all costs (and if required by Lender, Borrower shall deposit the total thereof with Lender in advance) of such Restoration in excess of the net proceeds of insurance made available pursuant to the terms hereof; (ii) the Restoration shall be done in compliance with all applicable laws, rules and regulations; and (iii) Lender shall have received evidence reasonably satisfactory to it that, during the period of the Restoration, the sum of (A) income derived from the Properties, as reasonably determined by Lender, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, to be paid, will equal or exceed the sum of (1) expenses in connection with the operation of the Properties, (2) the Debt Service under the Loan, and (3) all other amounts required to be paid pursuant to this Agreement, including but not limited to pursuant to Section 7.3.

                 (c) Except as provided above, the proceeds of insurance collected upon any Casualty (after reimbursement of any expenses incurred by Lender) shall be deposited with Lender and at the option of Lender in its sole discretion, be applied to the payment of the Debt or such proceeds shall be maintained and applied to pay for the cost of any Restoration in the manner set forth herein. Any such application to the Debt shall be without any prepayment consideration. Any such application to the Debt shall be applied to those payments of principal and interest last due under the Note but shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments.

                 (d) In the event Borrower is entitled to reimbursement out of insurance proceeds held by Lender, such proceeds shall be disbursed by Lender from time to time upon Lender being furnished with: (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration; (ii) funds, or at Lender's option, assurances satisfactory to Lender that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed Restoration; (iii) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve; and
(iv) all plans and specifications for such Restoration, such plans and specifications to be delivered and approved by Lender prior to commencement of any work. In addition, no disbursement made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien other than Permitted Encumbrances. Any surplus which may remain out of insurance proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrower.

                 7.1.3  CONDEMNATION.

                 (a) Borrower shall promptly give Lender written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding against either or both of the Premises or either or both of the Improvements or any part thereof (a "CONDEMNATION") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award (as hereinafter defined) is available, shall either (i) prepay the Obligations in full or (ii) promptly proceed to restore, repair, replace or rebuild the affected Property to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law.

                 (b) Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment ("AWARD") for any taking accomplished through a Condemnation and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Section. Notwithstanding any taking in connection with a Condemnation by any public or quasi-public authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Note, this Agreement, the Mortgages and the other Loan Documents and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. Borrower shall cause any Award that is payable to Borrower to be paid directly to Lender.

                 (c) In the event of any Condemnation where the Award is in an aggregate amount less than twelve percent (12%) of the value of (x) the California Property (as determined by Lender in its sole discretion) or (y) the Texas Property (as determined by Lender in its sole discretion), as applicable, and, if, in the reasonable judgment of Lender, the Properties can be restored within six (6) months after the occurrence of the Condemnation and prior to maturity of the Note to an economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Condemnation) and not less useful than the same was prior to the Condemnation, and after such restoration will adequately secure the outstanding balance of the Note, then, if no Default or Event of Default shall have occurred and be then continuing, the proceeds of the Award shall be deposited with Lender, whereupon such proceeds, after reimbursement of any expenses incurred by Lender, shall be maintained and applied at Borrower's election to either (x) prepay the Obligations (provided such prepayment is in an amount sufficient to fully satisfy the Obligations) or (y) to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding such Property or part thereof subject to Condemnation (the "CONDEMNATION RESTORATION"), in the manner set forth herein. Borrower hereby covenants and agrees to commence and diligently to prosecute such Condemnation Restoration; provided that: (i) Borrower shall pay all costs (and if required by Lender, Borrower shall deposit the total thereof with Lender in advance) of such Condemnation Restoration in excess of the Award made available pursuant to the terms hereof; (ii) the Condemnation Restoration shall be done in compliance with all applicable laws, rules and regulations; and (iii) Lender shall have received evidence reasonably satisfactory to it that, during the period of the Condemnation Restoration, the sum of (A) income derived from the Properties, as reasonably determined by Lender, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, to be paid, will equal or exceed the sum of (1) expenses in connection with the operation of the Properties, (2) the Debt Service under the Loan, and (3) all other amounts required to be paid pursuant to this Agreement, including but not limited to pursuant to Section 7.3.

                 (d) Except as provided above, the proceeds of the Award collected upon any Condemnation (after reimbursement of any expenses incurred by Lender) shall be deposited with Lender and, at the option of Lender in its sole discretion, be applied to the payment of the Debt, or such proceeds shall be maintained and applied to reimburse Borrower for the cost of the Condemnation Restoration in the manner set forth herein. Any such application to the Debt shall be without any prepayment consideration. Any such application to the Debt shall be applied to those payments of principal and interest last due under the Note but shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments. If such Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of said Award sufficient to pay the outstanding balance of the Note and interest thereon.

                 (e) In the event Borrower is entitled to reimbursement out of the Award received by Lender, such proceeds shall be disbursed by Lender from time to time upon Lender being furnished with: (i) evidence satisfactory to Lender of the estimated cost of completion of the Condemnation Restoration;
(ii) funds, or at Lender's option, assurances satisfactory to Lender that such funds are available, sufficient in addition to the proceeds of the Award to complete the Condemnation Restoration; (iii) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of costs, payment and performance as Lender may reasonably require and approve; and (iv) all plans and specifications for such Condemnation Restoration, such plans and specifications to be delivered and approved by Lender prior to commencement of work. In addition, no disbursement made prior to the final completion of the Condemnation Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of the Award shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the costs of completion of the Condemnation Restoration, free and clear of all Liens or claims for Lien other than Permitted Encumbrances. Any surplus which may remain out of the Award received by Lender after payment of such costs of Condemnation Restoration shall, in the sole and absolute discretion of Lender, be retained by Lender and applied to payment of the Debt.

                 SECTION 7.2  INTENTIONALLY DELETED

                 SECTION 7.3  TAX AND INSURANCE ESCROW FUND.

                 At Lender's election (which may be made at any time) Borrower shall pay to Lender on the first Business Day of each calendar month (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies for the succeeding annual period upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in clauses (a) and (b) above hereinafter called the "TAX AND INSURANCE ESCROW FUND"). The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1 hereof and under the Mortgages (unless Borrower is contesting such Taxes in accordance with the terms of Section 5.1(b)). In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay the items set forth in clauses (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be. Borrower shall not be entitled to receive any interest on account of any money deposited with Lender pursuant to the terms of this section.

                 SECTION 7.4  INTENTIONALLY DELETED

         VIII.  DEFAULTS

                 SECTION 8.1  EVENT OF DEFAULT.

                 (a) Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

                            (i) any portion of the Debt is not paid when due;

                            (ii) any of the Taxes or Other Charges are not paid when the same are due and payable subject to Borrower's rights to contest such Taxes or Other Charges pursuant to the terms of this Agreement;

                            (iii) the Policies are not kept in full force and effect, or certified copies of the Policies are not delivered to Lender within ten (10) days of request;

                            (iv)     Borrower transfers or encumbers any
         portion of the Properties without Lender's prior written consent, except for Liens permitted hereunder;

                            (v) any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by or on behalf of Borrower to Lender, shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, if such false or misleading representation or warranty is susceptible of being cured within thirty (30) days, the same shall be an Event of Default hereunder only if the same is not cured within a reasonable time not to exceed thirty (30) days after notice from Lender;

                            (vi) Borrower shall make an assignment for the benefit of creditors;

                            (vii) a receiver, liquidator or trustee shall be appointed for Borrower or Borrower shall be adjudicated a bankrupt or insolvent, or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to or acquiesced in by Borrower, or any proceeding for the dissolution or liquidation of Borrower shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, then the same shall be an Event of Default hereunder only if the same is not discharged, stayed or dismissed within sixty (60) days after the date of such appointment or adjudication, the date such petition is first filed or the date such proceeding is instituted, as the case may be;

                            (viii) Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                            (ix) Borrower breaches any of its negative covenants contained in Section 6.1 or any covenant contained in
         Section 4.1(dd) hereof;

                            (x)      INTENTIONALLY DELETED;

                            (xi) an Event of Default (as defined in the MEI Loan Agreement) shall occur under the MEI Loan Agreement;

                            (xii) Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xi) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty
         (30) days after notice to Borrower from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days; or

                            (xiii) there shall be default under either of the Mortgages or any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or the Properties, or any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

                 (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Properties, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or
(viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                 SECTION 8.2  REMEDIES.

                 (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that, to the fullest extent of the law, if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and the Mortgages have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

                 (b) Lender shall have the right from time to time to partially foreclose each of the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion, including, without limitation, in the event: (i) Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose either or both of the Mortgages to recover such delinquent payments or (ii) Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose either or both of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgages as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

                 (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "SEVERED LOAN DOCUMENTS"), in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, that Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power.

                 SECTION 8.3         REMEDIES CUMULATIVE.

                 The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon. Any and all amounts collected or retained by Lender after an Event of Default has occurred and is continuing, including, but not limited to, interest at the Default Rate, late charges or any escrowed amount, may be applied by Lender to payment of the Debt in any order or priority that Lender in its sole discretion may elect.

         IX.     INTENTIONALLY DELETED

         X.      INTENTIONALLY DELETED

         XI.     MISCELLANEOUS

                 SECTION 11.1  SURVIVAL.

                 This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

                 SECTION 11.2  LENDER'S DISCRETION.

                 Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

                 SECTION 11.3  GOVERNING LAW.

                 (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL

BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK.

                 (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEMS, 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                 SECTION 11.4  MODIFICATION; WAIVER IN WRITING.

                 No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

                 SECTION 11.5  DELAY NOT A WAIVER.

                 Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                 SECTION 11.6  NOTICES.

                 All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing (including by facsimile) and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with receipt of delivery, or (c) facsimile (with acknowledged transmission), addressed as follows:

                 If to Borrower:              Malibu Centers, Inc.
                                              c/o The Hampstead Group
                                              Texas Commerce Tower
                                              2200 Ross Ave., Suite 4200-W
                                              Dallas, Texas 75201

                                              Attention:  Daniel A. Decker
                                              Telephone:  214-220-4565
                                              Facsimile:  214-220-4949
                                   with a copy to:

                                   Jones, Day, Reavis & Pogue
                                   599 Lexington Avenue
                                   New York, New York 10022
                                   Attn:  Robert A. Profusek, Esq.
                                   Telephone:  212-326-3800
                                   Facsimile:  212-755-7306

                 If to Lender:     Nomura Asset Capital Corporation
                                   Two World Financial Center, Building B
                                   New York, New York  10281
                                   Attention:  Raymond Anthony
                                   Telephone:  (212) 667-1850
                                   Facsimile:  (212) 667-1666

                                   with a copy to:

                                   Nomura Asset Capital Corporation
                                   Two World Financial Center, Building B
                                   New York, New York  10281
                                   Attention: Sheryl McAfee
                                   Telephone:  (212) 667-9300
                                   Facsimile:  (212) 667-1260

                                   with a copy to:

                                   Nomura Asset Capital Corporation
                                   Two World Financial Center,
                                   New York, New York  10281
                                   Attention:  Barry Funt, Esq., General Counsel
                                   Telephone:  (212) 667-1845
                                   Facsimile:  (212) 667-1567

                                   and:

                                   Weil, Gotshal & Manges LLP
                                   767 Fifth Avenue
                                   New York, New York  10153
                                   Attention:  J. Philip Rosen, Esq.
                                   Telephone:  (212) 310-8000
                                   Facsimile:  (212) 310-8007

or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and facsimile, upon the first attempted delivery or acknowledged transmission, as applicable, on a Business Day.

                 SECTION 11.7  TRIAL BY JURY.

                 BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

                 SECTION 11.8  HEADINGS.

                 The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                 SECTION 11.9  SEVERABILITY.

                 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 SECTION 11.10  PREFERENCES.

                 Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                 SECTION 11.11   WAIVER OF NOTICE.

                 Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable law, permitted to waive the giving of notice. To the fullest extent permitted by applicable law, Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

                 SECTION 11.12  REMEDIES OF BORROWER.

                 In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

                 SECTION 11.13  EXPENSES.

                 Borrower covenants and agrees to pay, or if Borrower fails to pay to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including, without limitation, any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) the filing and recording of the Loan Documents, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (vii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

                 SECTION 11.14  EXHIBITS AND SCHEDULES INCORPORATED.

                 The exhibits and schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                 SECTION 11.15  OFFSETS, COUNTERCLAIMS AND DEFENSES.

                 Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

                 SECTION 11.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES.

                 (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee or lender.

                 (b) This Agreement and the other Loan Documents are solely for the benefit of Lender, MEI and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender, MEI and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

                 SECTION 11.17  PUBLICITY.

                 All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents or to Lender, Nomura or any of their Affiliates shall be subject to the prior written approval of Lender.

                 SECTION 11.18  WAIVER OF COUNTERCLAIM.

                 Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

                 SECTION 11.19  CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE.

                 In the event of any conflict between the provisions of this Loan Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

                 SECTION 11.20  BROKERS AND FINANCIAL ADVISORS.

                 Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 11.20 shall survive the expiration and termination of this Agreement and the payment of the Debt.

                 SECTION 11.21  PRIOR AGREEMENTS.

                 This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

                 SECTION 11.22  INDEMNIFICATION AGAINST TAX.

                 Borrower indemnifies and agrees to defend and hold Lender harmless against all real estate transfer, mortgage recording, documentary stamp and intangible taxes and other amounts imposed on Lender by virtue of its execution of any of the Loan Documents or by reason of the Loan (other than Lender's income tax or franchise taxes of Lender based on or imposed in lieu of income tax), including any penalties, interest and attorneys' fees incurred by Lender in connection therewith, and all such charges shall be secured by the Liens of the Mortgages and bear interest at the Default Rate until paid.

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                                  MALIBU CENTERS, INC., a Delaware corporation



                                  By:
                                     -----------------------------------------
                                      Name:
                                      Title:


                                  NOMURA ASSET CAPITAL CORPORATION,
                                  a Delaware corporation


                                  By:
                                     -----------------------------------------
                                      Name:
                                      Title:

                                   SCHEDULE I


                          INITIAL DEPOSITS WITH LENDER


         SUBACCOUNT                                                 AMOUNT
         ----------                                                 ------
         Monthly Debt Service                                       $ -0-

         Tax and Insurance Escrow                                   $ -0-